UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2012

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA		55128

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (651)704-4000
	None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the 2012 Annual Meeting of Shareholders held on May 2, 2012, the shareholders approved the following:
(a) a proposal to elect three directors of the Company for three-year terms ending in 2015, as follows:

Director	Votes For	Votes Withheld	Broker Non-votes
Mark E. Lucas	23,677,243	9,171,403	2,492,726
L. White Matthews	22,910,764	9,937,882	2,492,726
David B. Stevens	31,151,146	1,697,500	2,492,726

(b) a proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2011. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
34,924,008	397,032	20,332	—

(c) an advisory (non-binding) vote on the compensation of the Company's named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-votes
21,461,981	11,169,621	217,044	2,492,726

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
Date:	May 7, 2012	By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, General Counsel and Corporate Secretary